Exhibit 99.1

Analog Devices Reports First Quarter 2016 Results

Revenue in the first quarter totaled $769 million, ADI repurchases $132 million of its stock and reduces share count by 1%

NORWOOD, Mass.--(BUSINESS WIRE)--February 17, 2016--Analog Devices, Inc. (NASDAQ: ADI), a global leader in high-performance semiconductors for signal processing applications today announced financial results for its first quarter of fiscal year 2016, which ended January 30, 2016.

“Despite an uneven macroeconomic backdrop and significant weakness in the consumer market, our business to business (B2B) markets of industrial, automotive, and communications infrastructure were resilient in the first quarter,” said Vincent Roche, President and CEO. “In addition, we returned $257 million, or 131% of free cash flow, to shareholders through dividends and share repurchases.”

“With order flows in the B2B markets trending largely in-line with seasonal patterns, we are planning for combined revenue in these markets to grow at a mid-to-high single digit rate sequentially in the second quarter, offsetting expected weakness in the portable consumer market. In total, we expect revenue in the second quarter to be in the range of -2% to +4% sequentially.”

Results for the First Quarter of Fiscal Year 2016

  Revenue totaled $769 million, down 21% sequentially, and stable year-over-year
  Revenue in ADI’s B2B markets of industrial, automotive, and communications infrastructure totaled $644 million, down 3% sequentially, and down 5% year-over-year
  GAAP gross margin of 62.0% of revenue; Non-GAAP gross margin of 62.2% of revenue
  GAAP operating margin of 25.3% of revenue; Non-GAAP operating margin of 27.8% of revenue
  GAAP diluted EPS of $0.52; Non-GAAP diluted EPS of $0.56

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the first quarter of fiscal year 2016, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market is provided on Schedule D.

ADI Increases Dividend by 2 cents and Share Repurchase Program to $1 Billion
ADI also announced on February 16, 2016 that its Board of Directors has approved a 2 cent increase in its quarterly dividend, from $0.40 to $0.42 per outstanding share of common stock. The dividend will be paid on March 8, 2016 to all shareholders of record at the close of business on February 26, 2016.

In addition, the Board of Directors approved an increase to the Company’s share repurchase authorization to $1 billion.

For additional information please visit ADI’s financial press release page.

Outlook for the Second Quarter of Fiscal Year 2016
The following statements are based on current expectations, and as indicated, are presented on a GAAP and non-GAAP basis. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenue	-2% to +4% sequentially	-	-2% to +4% sequentially
Gross Margin	approx. 65.3%	$1.9 million (1)	approx. 65.5%
Operating Expenses	Slightly up sequentially	$17.5 million (1)	Slightly up sequentially
Interest & Other Expense	$15.0 million	-	$15.0 million
Tax Rate	approx. 14%	-	approx. 13%
Earnings per Share	$0.52 to $0.60	$0.06 (2)	$0.58 to $0.66

1. Reflects estimated adjustments for amortization of purchased intangible assets and depreciation of step up value on purchased fixed assets.

2. Represents estimated impact of expenses associated with non-GAAP adjustments on a per share basis.

Conference Call Scheduled for Today, Wednesday, February 17, 2016 at 10:00 am ET
ADI will host a conference call to discuss first quarter fiscal 2016 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 95215509, or by visiting investor.analog.com.

Non-GAAP Financial Information
This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedule E of this press release provides the reconciliation of the Company’s historical non-GAAP revenue and earnings measures to its GAAP measures.

Management uses non-GAAP measures to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also believes that the presentation of these non-GAAP items is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business.

The following items are excluded from our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Expenses: Expenses incurred in the first quarter of fiscal 2016 and the fourth and first quarters of fiscal 2015 as a result of the Hittite acquisition primarily include: severance payments, expense associated with the fair value adjustments to inventory and property, plant and equipment; and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Stock-Based Compensation Expense: In the first quarter of fiscal 2015, the Company recorded $3.0 million of stock-based compensation expense for one of its former executive officers due to the accelerated vesting of restricted stock units and a reduction in the requisite service period for stock options in accordance with the terms of the applicable agreements. In addition, in the first quarter of fiscal 2015, the Company recorded $1.3 million of stock-based compensation expense due to the accelerated vesting of restricted stock units and stock options in conjunction with the restructuring charge recorded in the fourth quarter of fiscal 2014. These stock-based compensation expenses and the related tax effect have no direct correlation to the operation of our business in the future.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Other Operating Expense: Costs incurred in the fourth quarter of fiscal 2015 as a result of the conversion of the benefits provided to participants in the Company’s Irish defined benefit pension plan to benefits provided under the Company’s Irish defined contribution plan including settlement charges, legal, accounting and other professional fees. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Acquisition-Related Transaction Costs: Costs incurred as a result of the Hittite acquisition in the first quarter of fiscal 2015 including legal, accounting and other professional fees directly related to the Hittite acquisition. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

The following item is excluded from our non-GAAP other expense and non-GAAP diluted earnings per share:

Loss on Extinguishment of Debt: In the first quarter of fiscal 2016, the Company redeemed its outstanding 3.0% senior unsecured notes due April 15, 2016. The Company recognized a net loss on debt extinguishment of approximately $3.3 million, which was comprised of a make-whole premium and the write off of unamortized debt issuance and discount costs. We excluded these costs from our non-GAAP measures because they are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP diluted earnings per share:

Tax-Related Items: In the first quarter of 2016, the Company recorded a $7.5 million tax benefit related to the reinstatement of the R&D tax credit in December 2015, retroactive to January 1, 2015. The Company also recorded tax adjustments in the first quarter of fiscal 2016, and the first and fourth quarters of fiscal 2015 associated with the Hittite acquisition-related expenses and transaction costs. In addition, in the fourth quarter of 2015, the Company recorded a $13.0 million tax benefit as a result of the reversal of prior period tax liabilities. Also, in the first quarter of 2015, the Company recorded a $7.0 million tax benefit related to the reinstatement of the R&D tax credit in December 2014, retroactive to January 1, 2014. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

Schedule F of this press release provides the reconciliation of the Company’s historical adjusted cash flow measures to its cash flow measures.

Management uses adjusted free cash flow to measure the liquidity of its continuing operations and evaluate the Company’s operating cash performance against past periods. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined by the Company as free cash flow adjusted for payments (refunds) that are not reflective of our ongoing operating cash performance. Management believes that the presentation of this adjusted financial measure is useful to investors because it provides investors with the operating cash flow results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s liquidity from continuing operations.

The following item is excluded from our fourth quarter fiscal 2015 adjusted free cash flow and adjusted free cash flow margin:

Pension Conversion Payments: Costs incurred as a result of the conversion of the benefits provided to participants in the Company’s Irish defined benefit pension plan to benefits provided under the Company’s Irish defined contribution plan including settlement charges, legal, accounting, tax and other professional fees. We excluded these costs from our adjusted financial measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Analog Devices believes that these non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices
Analog Devices designs and manufactures semiconductor products and solutions. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure and connect. Visit http://www.analog.com.

This release may be deemed to contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding expected revenue, earnings per share, gross margin, operating expenses, interest and other expense, tax rate, and other financial results, expected operating leverage, production and inventory levels, expected market trends, and expected customer demand and order rates for our products, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about our business and the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance, are inherently uncertain, involve certain risks, uncertainties, and assumptions that are difficult to predict, and do not give effect to the potential impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results include: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, our ability to successfully integrate acquired businesses and technologies, adverse results in litigation matters, and other risk factors described in our most recent filings with the Securities and Exchange Commission. Our results of operations for the periods presented in this release are not necessarily indicative of our operating results for any future periods. Any projections in this release are based on limited information currently available to Analog Devices, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, as we will only provide guidance at certain points during the year. Such information speaks only as of the original issuance date of this release.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, First Quarter, Fiscal 2016

Schedule A
Revenue and Earnings Summary (Unaudited)
(In thousands, except per-share amounts)

	Three Months Ended
	1Q 16	4Q 15	1Q 15
	Jan. 30, 2016	Oct. 31, 2015	Jan. 31, 2015
Revenue	$769,429	$978,722	$771,986
Year-to-year change	(0)%	20%	23%
Quarter-to-quarter change	(21)%	13%	(5)%
Cost of sales (1)	292,136	336,926	268,379
Gross margin	477,293	641,796	503,607
Gross margin percentage	62.0%	65.6%	65.2%
Year-to-year change (basis points)	(320)	590	10
Quarter-to-quarter change (basis points)	(360)	(30)	550
Operating expenses:
R&D (1)	157,428	170,736	151,706
Selling, marketing and G&A (1)	107,462	121,400	120,171
Amortization of intangibles	17,358	17,358	23,796
Other operating expense	—	223,672	—
Total operating expenses	282,248	533,166	295,673
Total operating expenses percentage	36.7%	54.5%	38.3%
Year-to-year change (basis points)	(160)	1,320	180
Quarter-to-quarter change (basis points)	(1,780)	1,930	(300)
Operating income	195,045	108,630	207,934
Operating income percentage	25.3%	11.1%	26.9%
Year-to-year change (basis points)	(160)	(730)	(170)
Quarter-to-quarter change (basis points)	1,420	(1,960)	850
Other expense	12,868	3,953	7,164
Income before income tax	182,177	104,677	200,770
Provision for income taxes	17,673	8,372	22,013
Tax rate percentage	9.7%	8.0%	11.0%
Net income	$164,504	$96,305	$178,757

Shares used for EPS - basic	311,166	312,829	311,274
Shares used for EPS - diluted	314,793	316,571	315,684

Earnings per share - basic	$0.53	$0.31	$0.57
Earnings per share - diluted	$0.52	$0.30	$0.57

Dividends paid per share	$0.40	$0.40	$0.37

(1) Includes stock-based compensation expense as follows:
Cost of sales	$2,092	$2,188	$2,392
R&D	$6,704	$6,487	$6,874
Selling, marketing and G&A	$6,813	$7,408	$11,105

Analog Devices, First Quarter, Fiscal 2016

Schedule B
Selected Balance Sheet Information (Unaudited)
(In thousands)

	1Q 16	4Q 15	1Q 15
	Jan. 30, 2016	Oct. 31, 2015	Jan. 31, 2015
Cash & short-term investments	$3,789,468	$3,028,928	$2,873,281
Accounts receivable, net	375,087	466,527	402,350
Inventories (1)	404,852	412,314	367,238
Other current assets	74,727	171,779	160,168
Total current assets	4,644,134	4,079,548	3,803,037
PP&E, net	633,362	644,110	612,472
Investments	46,321	41,235	34,989
Goodwill	1,631,233	1,636,526	1,641,793
Intangible assets, net	564,839	583,517	646,400
Other	78,192	73,841	78,346
Total assets	$7,598,081	$7,058,777	$6,817,037

Deferred income on shipments to distributors, net	$298,272	$300,087	$278,228
Other current liabilities	295,833	438,904	354,681
Debt, current	—	374,594	—
Long-term debt	1,730,948	495,341	868,807
Non-current liabilities	278,166	376,892	509,111
Shareholders' equity	4,994,862	5,072,959	4,806,210
Total liabilities & equity	$7,598,081	$7,058,777	$6,817,037

(1) Includes $2,853, $2,923, and $3,176 related to stock-based compensation in
1Q16, 4Q15, and 1Q15, respectively.

Analog Devices, First Quarter, Fiscal 2016

Schedule C
Cash Flow Statement (Unaudited)
(In thousands)

	Three Months Ended
	1Q 16	4Q 15	1Q 15
	Jan. 30, 2016	Oct. 31, 2015	Jan. 31, 2015
Cash flows from operating activities:
Net Income	$164,504	$96,305	$178,757
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	33,209	32,688	31,773
Amortization of intangibles	18,347	18,302	24,739
Stock-based compensation expense	15,609	16,083	20,371
Loss on extinguishment of debt	3,290	—	—
Other non-cash activity	744	(2,428)	3,743
Excess tax benefit - stock options	(986)	(2,895)	(4,635)
Deferred income taxes	(7,717)	(25,650)	(2,915)
Changes in operating assets and liabilities	(7,295)	65,570	(83,180)
Total adjustments	55,201	101,670	(10,104)
Net cash provided by operating activities	219,705	197,975	168,653
Percent of revenue	28.6%	20.2%	21.8%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	(1,632,014)	(1,808,202)	(1,211,021)
Maturities of short-term available-for-sale investments	1,409,538	2,045,945	701,149
Sales of short-term available-for-sale investments	47,950	159,546	583,750
Additions to property, plant and equipment	(23,128)	(45,807)	(23,760)
Payments for acquisitions, net of cash acquired	—	—	(118)
Change in other assets	(6,711)	1,102	(3,729)
Net cash (used for) provided by investing activities	(204,365)	352,584	46,271

Cash flows from financing activities:
Payments of senior unsecured notes	(378,156)	—	—
Payments of derivative instruments	(33,430)	—	—
Proceeds from debt	1,235,331	—	—
Dividend payments to shareholders	(124,658)	(125,582)	(115,084)
Repurchase of common stock	(131,977)	(111,702)	(59,636)
Proceeds from employee stock plans	6,229	7,760	42,793
Excess tax benefit - stock options	986	2,895	4,635
Change in other financing activities	(2,544)	3,724	(3,988)
Net cash provided by (used for) financing activities	571,781	(222,905)	(131,280)
Effect of exchange rate changes on cash	(1,032)	(798)	(2,675)

Net increase in cash and cash equivalents	586,089	326,856	80,969
Cash and cash equivalents at beginning of period	884,353	557,497	569,233
Cash and cash equivalents at end of period	$1,470,442	$884,353	$650,202

Analog Devices, First Quarter, Fiscal 2016

Schedule D
Revenue Trends by End Market (Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Jan. 30, 2016				Oct. 31, 2015	Jan. 31, 2015
	Revenue	% *	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$ 349,134	45%	(5)%	(1)%	$ 368,068	$ 352,779
Automotive	126,631	16%	(4)%	2%	132,323	123,938
Consumer	125,702	16%	(60)%	32%	317,016	95,546
Communications	167,962	22%	4%	(16)%	161,315	199,723
Total Revenue	$ 769,429	100%	(21)%	(0)%	$ 978,722	$ 771,986

* The sum of the individual percentages does not equal the total due to rounding.

Analog Devices, First Quarter, Fiscal 2016

Schedule E
Reconciliation from GAAP to Non-GAAP Revenue and Earnings Measures (In thousands, except per-share amounts) (Unaudited)
See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	1Q 16	4Q 15	1Q 15
	Jan. 30, 2016	Oct. 31, 2015	Jan. 31, 2015

GAAP Gross Margin	$477,293	$641,796	$503,607
Gross Margin Percentage	62.0%	65.6%	65.2%
Acquisition-Related Expenses	1,445	1,399	2,973
Stock-Based Compensation Expense	—	—	113
Non-GAAP Gross Margin	$478,738	$643,195	$506,693
Gross Margin Percentage	62.2%	65.7%	65.6%

GAAP Operating Expenses	$282,248	$533,166	$295,673
Percent of Revenue	36.7%	54.5%	38.3%
Other Operating Expense	—	(223,672)	—
Acquisition-Related Expenses	(17,457)	(17,682)	(24,132)
Acquisition-Related Transaction Costs	—	—	(3,057)
Stock-Based Compensation Expense	—	—	(4,164)
Non-GAAP Operating Expenses	$264,791	$291,812	$264,320
Percent of Revenue	34.4%	29.8%	34.2%

GAAP Operating Income/Margin	$195,045	$108,630	$207,934
Percent of Revenue	25.3%	11.1%	26.9%
Other Operating Expense	—	223,672	—
Acquisition-Related Expenses	18,902	19,081	27,105
Acquisition-Related Transaction Costs	—	—	3,057
Stock-Based Compensation Expense	—	—	4,277
Non-GAAP Operating Income/Margin	$213,947	$351,383	$242,373
Percent of Revenue	27.8%	35.9%	31.4%

GAAP Other Expense (Income)	$12,868	$3,953	$7,164
Percent of Revenue	1.7%	0.4%	0.9%
Loss on Extinguishment of Debt	(3,289)	—	—
Non-GAAP Other Expense	$9,579	$3,953	$7,164
Percent of Revenue	1.2%	0.4%	0.9%

GAAP Diluted EPS	$0.52	$0.30	$0.57
Other Operating Expense	—	0.71	—
Acquisition-Related Expenses	0.06	0.06	0.08
Acquisition-Related Transaction Costs	—	—	0.01
Acquisition-Related Tax Impact	—	—	(0.01)
Stock-Based Compensation Expense	—	—	0.01
Loss on Extinguishment of Debt	0.01	—	—
Impact of Reversal of Prior Period Tax Liabilities	—	(0.04)	—
Impact of the Reinstatement of the R&D Tax Credit	(0.02)	—	(0.02)
Non-GAAP Diluted EPS (1)	$0.56	$1.03	$0.63

(1) The sum of the individual per share amounts may not equal the total due to rounding

Analog Devices, First Quarter, Fiscal 2016

Schedule F
SUPPLEMENTAL CASH FLOW MEASURES (Unaudited)

See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our supplemental cash flow measures.
(In thousands)

	Three Months Ended
	1Q 16	4Q 15	1Q 15
	Jan. 30, 2016	Oct. 31, 2015	Jan. 31, 2015
Net cash provided by operating activities	$219,705	$197,975	$168,653
Non-GAAP adjustments:
Pension conversion payments	—	223,672	—
Adjusted cash flows from operations	$219,705	$421,647	$168,653
Capital expenditures	(23,128)	(45,807)	(23,760)
Adjusted free cash flow	$196,577	$375,840	$144,893

% of revenue	25.5%	38.4%	18.8%

CONTACT:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282 (phone)
781-461-3491 (fax)
Treasurer and Director of Investor Relations
investor.relations@analog.com